UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  January 8, 2010
Silverleaf Resorts, Inc.

(Exact name of registrant as specified in its charter)
Texas

(State or other jurisdiction of incorporation)

1-13003	75-2259890

(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247

(Address of principal executive offices)	(Zip Code)
214-631-1166

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective January 8, 2010, the Registrant’s Board of Directors elected Harry J. White, Jr. as the Registrant’s Chief Financial Officer. Mr. White replaces Robert M. Sinnott, who resigned on January 8, 2010. Mr. White, who has been with the Registrant since 1998, has served as the Registrant’s Vice President – Treasurer since May 2008. Prior to that time he served as Chief Accounting Officer from February 2008 until May 2008 and as Chief Financial Officer from June 1998 until February 2008. Mr. White, a CPA, will continue to be compensated at his existing base salary of $325,000 annually. His other current benefits, which are described in the Registrant’s annual proxy statement filed with the Securities and Exchange Commission on April 3, 2009, will also remain unchanged.
Item 7.01           Regulation FD Disclosure
     In connection with the matters described in Item 5.02 above, the Registrant issued a press release on January 8, 2010. The information in this item (including the exhibit referenced as Exhibit 99.1 in Item 9.01) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor will such information be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Act of 1934, regardless of any general incorporation language in the filing.
Item 9.01           Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description of Exhibit

*99.1	Press Release issued by the Registrant on January 8, 2010.

*	filed herewith
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 8, 2010	SILVERLEAF RESORTS, INC.
	By:	/S/ HARRY J. WHITE, JR.
	Name:	Harry J. White, Jr.
	Title:	Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*99.1	Press Release issued by the Registrant on January 8, 2010.